Exhibit 99.1

Date	October 26, 2012
For Release	Immediately
Contact	Gary Klasen, Eaton, (216) 523-4736	David Barta, Cooper, (713) 209-8478
Donald Bullock, Eaton, (216) 523-5127

Eaton and Cooper Shareholders Approve Proposals Related to Eaton’s Acquisition of Cooper

CLEVELAND, OHIO and DUBLIN, IRELAND … Eaton Corporation (NYSE: ETN) and Cooper Industries plc (NYSE: CBE) announced that, at shareholder meetings held today, proposals related to Eaton’s acquisition of Cooper were approved by both Eaton’s and Cooper’s shareholders.

As previously announced, on May 21, 2012, Eaton and Cooper entered into a transaction agreement by which Eaton will acquire Cooper through the formation of a new Irish holding company that will be renamed Eaton Corporation plc (“New Eaton”). The acquisition of Cooper will be effected by a “scheme of arrangement” under Irish law and, in connection with the acquisition, Eaton will merge with Turlock Corporation, a wholly owned subsidiary of New Eaton. Following the consummation of these transactions, both Eaton and Cooper will be wholly owned subsidiaries of New Eaton.

There were 337,933,300 Eaton common shares outstanding as of September 13, 2012, the record date for the special meeting of Eaton’s shareholders. The proposal to adopt the transaction agreement and approve the merger was approved by shareholders holding 263,574,607 shares representing 77.99 percent of the outstanding Eaton shares as of the record date and 97.97 percent of the shares voted at the meeting.

Irish law requires that Cooper hold two special meetings to approve the scheme of arrangement: a court-ordered meeting and an extraordinary general meeting. The proposal to approve the scheme of arrangement was approved by more than 99 percent of the outstanding Cooper shares voted at each meeting.

These shareholder approvals satisfy conditions to the closing of the acquisition and the merger. The closing of these transactions remains subject to regulatory approvals and other customary closing conditions but is expected to occur later this year.

Alexander M. Cutler, Eaton chairman and chief executive officer, and Kirk Hachigian, Cooper chairman and chief executive officer, said they were pleased that shareholders approved the combination of Eaton and Cooper, which creates a premier global power management company.

“The combination of Eaton and Cooper significantly strengthens our ability to serve our customers with critical energy-saving technologies that meet the world’s growing demand for energy-efficient, safe and reliable power,” Cutler said. “Our strong, complementary product offerings provide expanded opportunities to accelerate our global growth by addressing our customers’ most complex electrical requirements.”

Eaton and Cooper shareholders also approved proposals to create distributable reserves of New Eaton in order to facilitate payment of dividends by New Eaton after closing, and other proposals necessary to implement the transaction.

Eaton and Cooper each separately filed a Form 8-K on October 26, 2012 setting forth the results of the votes cast for and against each proposal presented at their shareholder meetings.

A copy of the Eaton Form 8-K can be found at the following link: [link]

A copy of the Cooper Form 8-K can be found at the following link: [link]

About Eaton

Eaton is a diversified power management company with more than 100 years of experience providing energy-efficient solutions that help our customers effectively manage electrical, hydraulic and mechanical power. With 2011 revenues of $16.0 billion, Eaton is a global technology leader in electrical components, systems and services for power quality, distribution and control; hydraulics components, systems and services for industrial and mobile equipment; aerospace fuel, hydraulics and pneumatic systems for commercial and military use; and truck and automotive drivetrain and powertrain systems for performance, fuel economy and safety. Eaton has approximately 73,000 employees and sells products to customers in more than 150 countries.

About Cooper

Cooper is a diversified global manufacturer of electrical components and tools, with 2011 revenues of $5.4 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation and evolving business practices, while maintaining the highest ethical standards and meeting customer needs. Cooper has seven operating divisions with leading positions and world-class products and brands including Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long term growth trends including the global infrastructure build out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2011, 62 percent of total sales were to customers in the industrial and utility end-markets and 40 percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011.

Eaton Safe Harbor Statement

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Eaton, Eaton Corporation plc, the acquisition and other transactions contemplated by the transaction agreement, our acquisition financing, our long-term credit rating and our revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Eaton or Eaton Corporation plc, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the acquisition; the risks that the new businesses will not be integrated successfully or that we will not realize estimated cost savings and synergies; our ability to refinance the bridge loan on favorable terms and maintain our current long-term credit rating; unanticipated changes in the markets for our business segments; unanticipated downturns in business relationships with customers or their purchases from Eaton; competitive pressures on our sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. We do not assume any obligation to update these forward-looking statements.

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Eaton.

Cooper Safe Harbor Statement

This communication may contain forward-looking statements concerning the acquisition, our long-term credit rating and our revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Cooper, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These statements should be used with caution. They are subject to various risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the acquisition; the risks that the new businesses will not be integrated successfully or that we will not realize estimated cost savings and synergies; unanticipated changes in the markets for our business segments; unanticipated downturns in business relationships with customers or their purchases from Cooper; competitive pressures on our sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations, including changes in tax laws, tax treaties or tax regulations. We do not assume any obligation to update these forward-looking statements.

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Cooper.

Statement Required By The Takeover Rules

The directors of Eaton accept responsibility for the information contained in this communication, other than that relating to Cooper, its associates and the directors of Cooper and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Eaton (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Cooper accept responsibility for the information contained in this communication relating to Cooper, its associates and the directors of Cooper and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Cooper (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in one percent or more of any relevant securities in Eaton or Cooper may from the date of this communication have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

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